Exhibit 99.A

SCHEDULE 13D JOINT FILING AGREEMENT

The undersigned hereby agree as follows:

(i)                                     Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii)                                  Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date:  September 27, 2005

SIRONA HOLDINGS LUXCO S.C.A.

By:	Sirona Holdings S.A.
Its:	Manager

By:	/s/ TIMOTHY SULLIVAN
Name:	Timothy Sullivan
Its:	A Director

By:	/s/ CATHERINE KOCH
Name:	Catherine Koch
Its:	B Director

SIRONA HOLDINGS S.A.

By:	/s/ TIMOTHY SULLIVAN
Name:	Timothy Sullivan
Its:	A Director

By:	/s/ CATHERINE KOCH
Name:	Catherine Koch
Its:	B Director

MDCP IV GLOBAL INVESTMENTS LP

By:	MDCP IV Global GP, LP
Its:	General Partner

By:	MDP Global Investors Limited
Its:	General Partner

By:	/s/ TIMOTHY SULLIVAN
Name:	Timothy Sullivan
Its:	Managing Director

MDCP IV GLOBAL GP, LP

By:	MDP Global Investors Limited
Its:	General Partner

By:	/s/ TIMOTHY SULLIVAN
Name:	Timothy Sullivan
Its:	Managing Director

MDP GLOBAL INVESTORS LIMITED

By:	/s/ TIMOTHY SULLIVAN
Name:	Timothy Sullivan
Its:	Managing Director

MADISON DEARBORN PARTNERS, LLC

By:	/s/ TIMOTHY SULLIVAN
Name:	Timothy Sullivan
Its:	Managing Director